Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 27, 2015, with respect to the consolidated financial statements, schedule and internal control over financial reporting of CrossAmerica Partners LP Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said reports in the Registration Statements of CrossAmerica Partners LP on Form S-3 (File No. 333-192035) and on Form S-8 (File No. 333-184651,).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

February 27, 2015